SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K



                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):
                        December 4, 1996



                   CONTINENTAL AIRLINES, INC.
     (Exact name of registrant as specified in its charter)



   Delaware                0-09781                 74-2099724
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)          Identification No.)
incorporation)



2929 Allen Parkway, Suite 2010, Houston, Texas            77019
  (Address of principal executive offices)             (Zip Code)


                         (713) 834-2950
      (Registrant's telephone number, including area code)

Item 5.  Other Events.

On December 4, 1996, Continental Airlines, Inc. issued a press release, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              99.1  Press Release


                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONTINENTAL AIRLINES, INC.



                                   By /s/ Jeffery A. Smisek
                                      Jeffery A. Smisek
                                      Executive Vice President and
                                        General Counsel

December 4, 1996

                                                     Exhibit 99.1


FOR IMMEDIATE RELEASE
CONTACT: CORPORATE COMMUNICATIONS
         (713) 834-5080

CONTINENTAL AIRLINES ANNOUNCES
PROPOSED SENIOR NOTES ISSUE

     HOUSTON, November 21, 1996 -- Continental Airlines, Inc. (NYSE: CAI.B and CAI.A) announced today that it proposes to issue $250 million of 9 1/2% Senior Notes due December 15, 2001 in a private placement. The proceeds of the offering will be used by the airline for general corporate purposes.

     The closing of the offering, which is expected to occur next week, is subject to certain conditions. The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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